CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-1, as amended (File No. 333-269409), and related Prospectus of our report dated July 15, 2024, relating to the financial statements of Addentax Group Corp., appearing in the Annual Report on Form 10-K of Addentax Group Corp. for the year ended March 31, 2024 and March 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore
July 15, 2024